UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2013 (October 14, 2013)
DSW Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders
Special Meeting of Shareholders
On October 14, 2013, DSW Inc. (the “Company”) held a Special Meeting of Shareholders in Columbus, Ohio to consider and vote on the matters listed below. A total of 43,621,776 shares of the Company’s common stock were present or represented by proxy at the meeting. This represented approximately 97% of the Company’s 45,082,684 shares of common stock that were outstanding and entitled to vote at the meeting. As of the record date for the Special Meeting, there were 36,498,681 Class A shares outstanding (one vote per share) and 8,584,003 Class B shares outstanding (eight votes per share). Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.
Amendment to the Company's Amended and Restated Articles of Incorporation to Increase the Number of Authorized Class A Common Shares
The shareholders of the Company voted to approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized Class A Common Shares from 170,000,000 to 250,000,000, and to correspondingly increase the number of shares which the Company is authorized to have outstanding from 370,000,000 to 450,000,000. The voting results were as follows:

Proposal to Amend the Company's Articles to Increase the Number of Authorized Class A Common Shares	Votes For	Votes Against	Abstained
	99,999,193	3,582,817	36,626
There were no broker non-votes on this proposal.
Amendment to the Company's Amended and Restated Articles of Incorporation to Effect a Stock Split
The shareholders of the Company also voted to approve a two-for-one forward stock split of the Company's Common Shares where each outstanding Class A Common Share would be split into two Class A Common Shares, and each outstanding Class B Common Share would be split into one Class A Common Share and one Class B Common Share. The voting results were as follows:

Proposal to Amend the Company's Articles to Effect a Stock Split	Votes For	Votes Against	Abstained
	103,550,227	58,360	10,049
There were no broker non-votes on this proposal.
ITEM 8.01 Other Events.

On October 17, 2013, the Company issued a press release announcing that the Company's shareholders approved the two-for-one stock split of the Company's common stock at the special shareholder meeting held on October 14, 2013 and that the Company plans to effect the stock split on November 2, 2013. This press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated October 17, 2013

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DSW Inc.
By: /s/William L. Jordan
William L. Jordan
Executive Vice President and General Counsel
Date: October 17, 2013